                            STOCK PURCHASE AGREEMENT

         This agreement is dated August 18, 2000 between Roseworth Group Limited ("Purchaser"), and Sedona Corporation ("Company"), whereby the parties agree as follows:

         The Purchaser shall buy and the Company agrees to sell 476,190 shares of its Common Stock at a price of $2.10 per share and 47,619 common stock purchase warrants with a four-year term and a strike price of $2.96.

         Purchase of the shares and warrants shall be on a delivery versus payment basis. The Purchaser has delivered the full purchase price to the law firm of Epstein Becker & Green, P.C., 250 Park Avenue, New York, NY 10177, to be held in escrow by such firm pending delivery of the shares to Purchaser. Purchaser directs that the shares shall be delivered via DWAC to the following account:

Broker No. 0443

Account No. 6E2-050510

And the warrant certificates should be delivered to:

Westminster Securities, Inc.
100 Park Avenue, 28th Floor
New York, NY 10017
Attn: Ken Hill


         The shares of common stock have been registered on a Form S-3, File No. 333-37678, which registration statement has been declared effective by the Securities and Exchange Commission. The shares are free of restrictive legends and are free of any resale restrictions. The Company is delivering herewith a prospectus supplement on Form 424(b)(2) regarding the sale of the shares prior to funding.

         Upon notice of receipt by the Purchaser of the shares by Purchaser from the Company, this letter shall serve as an irrevocable instruction from the Purchaser to Epstein Becker & Green, P.C. to deliver payment as directed by the Company, net of $60,000 which is to be paid directly to Ladenburg Thalmann & Co. Inc. as underwriter.

                                                 AGREED AND ACCEPTED:

                                                 Sedona Corporation

                                                 By: /s/ Marco A. Emrich
                                                     ---------------------------
                                                     Name: Marco A. Emrich
                                                     Title: President & CEO



                                                 Roseworth Group Limited

                                                 By: /s/ Hans Gassner
                                                     ---------------------------
                                                     Name: Hans Gassner
                                                     Title: Authorized Signatory


                                      -2-